UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 23, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 23, 2005, the Board of Directors of Ryerson Tull, Inc. (the “Company”) approved a preliminary plan of facility consolidations and organizational restructuring resulting from the Company’s January 4, 2005 acquisition of Integris Metals, Inc. The primary goals of the restructuring are to integrate the corporate staff functions of the two companies and to increase operating efficiencies through consolidating sales offices and service centers of the Company’s wholly owned subsidiaries, Joseph T. Ryerson & Son, Inc., Integris Metals, Inc., and J.M. Tull Metals Company. The Company anticipates that these actions will reduce workforce at consolidated locations. In addition, the Company is likely to incur tenancy costs or other lease disposal costs at leased facilities and will incur expenses in connection with sales of owned properties that are consolidated.

Depending on the location and the timing of the restructuring actions, the associated costs will be accounted for in part as part of the purchase price for the acquisition of Integris Metals, Inc. by the Company and in part as costs and expenses associated with exit and disposal activities. While the Company has commenced the process of identifying service center locations to be consolidated, it has not yet completed identifying the affected locations. Employee-related costs cannot be determined, as the number of employees affected by the restructuring actions has not been fixed, nor has the Company identified the employees to be affected or employees to which the Company may make relocation offers. As a result, the Company is unable to determine the cost of severance and/or pension benefits, and relocation costs and expenses. The Company anticipates that the process of identifying and notifying all affected personnel will continue over a period of 1 to 1.5 years. The Company will record charges for termination benefits related to these restructuring actions in future quarters in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The Company estimates that cash expenditures will be incurred in the full amount of the charges.

At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Report under Item 2.05 within four business days after the Company’s determination of such estimate or range of estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: June 27, 2005	/s/ Lily L. May
By: Lily L. May
Its: Vice President, Controller and Chief Accounting Officer